Exhibit 99.1




For Immediate Release                                Contact: Oscar Smith
                                                              Gene Bertcher
                                                              (972) 407-8400


                       CABELTEL INTERNATIONAL CORPORATION
                              REPORTS 2006 RESULTS

Dallas, Texas (Business Wire) April 2, 2007: CabelTel International Corporation (AMEX: GBR, "the Company"), a Dallas-based company with investments in a retirement center and a North Texas outlet mall, today reported a net income of $1,301,000 or $1.32 per share for the twelve months ended December 31, 2006, compared to a net loss of $986,000 or $1.01 per share for the year ended December 31, 2005.

Revenues and  Operating  Expenses  from  operations  of a  retirement  facility:
Revenues were $2,695,000 in 2006 as compared to $2,597,000 in 2005. Retirement operating expenses, which consist of assisted living operations expense, lease expense and depreciation and amortization, were $2,130,000 in 2006 as compared to $2,006,000 in 2005.

Revenues and Operating Expenses from operations of an outlet mall: Revenues were $1,235,000 in 2006 as compared to $1,501,000 in 2005. Operating expenses were $1,760,000 in 2006 as compared to $1,845,000 in 2005. The decrease in revenue is due to the net reduction in occupancy and rent adjustments for several tenants. The increase in expenses is due to overall operating costs throughout the operation.

Corporate General and Administrative Expense: These expenses were $1,091,000 in 2006 and $1,191,000 in 2005. During 2006, the Company reduced certain salary and personnel expenses that existed in 2005.

Other Income (Expense): Other income was $2,584,000 in 2006. In June 2006, the Company rescinded its acquisition of CableTel AD and received a break up fee of $1,500,000 which resulted in net income, after deducting expenses, of $1,467,000. In addition, in November 2006, the Company settled a third party obligation and recorded a gain on such settlement of $1,021,000. Additionally, the Company collected payments on certain receivables that were previously written off.

Interest and Dividend Income: Interest and dividend income was $447,000 in 2006 and $700,000 in 2005. During 2006, the Company recorded interest income of $314,000 from funds it had advanced to CabelTEL AD for operations and acquisitions in Bulgaria as compared to $515,000 in 2005.

Interest Expense: Interest expense was $924,000 in 2006 and $1,161,000 in 2005. During the fourth quarter of 2004 and continuing through 2005, the Company borrowed a total of $7,200,000 which it advanced to CabelTEL AD for operations and acquisitions in Bulgaria. The interest expense on this debt was $314,000 in 2006 as compared to $515,000 in 2005. As part of the agreement to rescind the acquisition of CableTEL AD, a corporation affiliated with one of the original sellers assumed from the Company all indebtedness incurred by the Company in connection with or related to advances by the Company to CableTEL AD or its affiliates to fund the operation of CableTEL AD. In exchange the Company surrendered all claims it had against CableTel AD or its affiliates for reimbursement for such advances.

Discontinued Operations: During 2006, the Company sold Gaywood Oil and Gas. During 2005, the Company disposed of an assisted living community in South Carolina. During 2004, the Company disposed of assisted living communities in Georgia and Washington. In addition, the Company entered into a contract to sell a third assisted living community in North Carolina, which was sold in January 2005. These were reflected as assets held for sale.

     Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
     Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words "estimate", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Report and in the documents incorporated herein by reference. CabelTel International Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company's Form 10-K for the fiscal year ended December 31, 2005.

               CabelTel International Corporation and Subsidiaries


                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)




                                                         December 31,
                                               --------------------------------
                                                   2006               2005
Assets                                         -------------      -------------

Current assets

    Cash and cash equivalents                  $   324            $   650
    Accounts receivable - trade                     31                339
    Note and interest receivable -
    related party                                1,428                 --
    Notes receivable                                --                306
    Other current assets, net                       71                179
                                               -------------      -------------
               Total current assets              1,854              1,474



Notes receivable net of deferred income             --                309


Property and equipment, at cost
    Land and improvements                        2,237              2,232
    Buildings and improvements                   5,240              5,298
    Equipment and furnishings                      315                292
    Proven oil and gas properties
    (full cost method)                              --              1,401
                                               -------------      -------------
                                                 7,792              9,223

    Less accumulated depreciation,
    depletion, and amortization                    959                963
                                               -------------      -------------
                                                 6,833              8,260

Deferred tax asset                                 491              1,161

Due from CableTEL AD - related party                --              8,004

Deposits                                           146                129

Other assets                                       378                743
                                               -------------      -------------

Total Assets                                   $ 9,702            $20,080

                                               =============      =============

               CabelTel International Corporation and Subsidiaries

                  (Amounts in thousands, except share amounts)




--------------------------------------------------------------------------------
                                                               December 31,
=========================================================----------------------
Liabilities And Stockholders' Equity                        2006        2005
                                                         ---------- -----------
                                                         ---------- -----------

Current liabilities

    Current maturities of long-term debt                 $     135  $   2,383
    Accounts payable - trade                                   500        842
    Accrued expenses                                           339      1,236
    Other current liabilities                                  153        371
                                                         ---------- -----------

                      Total Current Liabilities              1,127      4,832


Long-term debt                                               6,078     13,560

Other long-term liabilities                                    418        936

                                                         ---------- -----------

                          Total liabilities                  7,623     19,328

Stockholders' equity
    Preferred stock, Series B                                    1          1
    Preferred stock, Series J 2%                                --      3,150
    Preferred stock, Series J contra equity                     --     (3,150)
    Common stock, $.01 par value; authorized, 4,000,000
       shares; issued and outstanding, 986,953 shares at
          December 31, 2006 and 976,955 shares at
          December 31, 2005                                     10         10
    Additional paid-in capital                              55,992     55,966
    Accumulated deficit                                    (53,924)   (55,225)
                                                         ---------- -----------

                                                             2,079        752
                                                         ---------- -----------

Total Liabilities & Equity                               $   9,702  $  20,080
                                                         ========== ===========

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

               CabelTel International Corporation and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)



                                                                           Year Ended
                                                                           December 31,
                                                                -----------------------------
                                                                 2006       2005       2004
                                                                -------    -------    -------

Revenue
    Real estate operations                                      $ 4,268    $ 4,098    $ 4,643
                                                                -------    -------    -------

Operating expenses
    Real estate operations                                        3,060      3,001      3,172
    Lease expense                                                   939        932        917
    Corporate general and administrative                          1,091      1,191      1,694
                                                                -------    -------    -------
                                                                  5,090      5,124      5,783
                                                                -------    -------    -------

                      Operating earnings (loss)                    (822)    (1,026)    (1,140)

Other income (expense)
    Interest income                                                 447        700        213
    Interest expense                                               (924)    (1,161)      (904)
    Gain (loss) on sale of assets, net                             --          (39)     1,247
    Other income (expense), net                                   2,584        285       (403)
                                                                -------    -------    -------
                                                                  2,107       (215)       153
                                                                -------    -------    -------

             Earnings (loss) from continuing operations           1,285     (1,241)      (987)
          Provision for income taxes                               (437)      --         --
                                                                -------    -------    -------

          Net income (loss) from continuing operations              848     (1,241)      (987)

Discontinued operations
    Gain from operations (net of $91 income tax in 2006)            177        337        (38)
    Gain from sale of assets (net of $142 income tax in 2006)       276        (82)       209
                                                                -------    -------    -------

       Net gain (loss) from discontinued operations                 453        255        171
                                                                -------    -------    -------

Net income (loss) applicable to common shares                     1,301       (986)      (816)
                                                                =======    =======    =======

Earnings (loss) per common share - basic and diluted
    Continuing operations                                       $  0.86    $ (1.27)   $ (1.01)
    Discontinued operations                                        0.46       0.26       0.17
                                                                -------    -------    -------
                    Net earnings (loss) per share               $  1.32    $ (1.01)   $ (0.84)
                                                                =======    =======    =======

Weighted average common and equivalent shares
    outstanding - basic and diluted                                 987        977        977


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